UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2009

Joe's Jeans Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2009, Joe’s Jeans Inc. (the "Company") received a Nasdaq Staff Determination letter indicating that it is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14) due to its failure to timely file its Quarterly Report on Form 10-Q for the period ended February 28, 2009 (the "Quarterly Report"). The Company has until May 18, 2009 to provide Nasdaq with a plan to regain compliance. If the plan is accepted, the Company has until September 14, 2009 to regain compliance, as a result of the fact that it also has not yet filed its Annual Report on Form 10-K for the year ended November 30, 2008 (the "Annual Report"). As previously disclosed, the filing of the Annual Report and Quarterly Report with the Securities and Exchange Commission have been delayed due to the Company’s decision to restate its previously issued financial statements relating to its merger with JD Holdings Inc. completed in October 2007. The Company plans to file the Annual Report and Quarterly Report on or about April 30, 2009, or as soon thereafter as practicable to regain compliance in the allotted time frame, but there is no assurance that it can do so.

On April 27, 2009, the Company issued a press release announcing the receipt of the Nasdaq Staff Determination letter. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

99.1 Press Release dated April 27, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe's Jeans Inc.

April 27, 2009	By:	/s/ Marc Crossman

Name: Marc Crossman
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 27, 2009